UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2008

Penwest Pharmaceuticals Co.
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Juris- diction of Incorporation	000-23467 (Commission File Number)	91-1513032 (IRS Employer Identification No.)

39 Old Ridgebury Road, Suite 11 Danbury, Connecticut (Address of Principal Executive Offices)	06810-5120 (Zip Code)
Registrant’s telephone number, including area code: (877) 736-9378
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)      One June 11, 2008, at the Annual Meeting of Shareholders of Penwest Pharmaceuticals Co. (the “Company”), the Company’s shareholders approved an amendment to the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) increasing (i) the number of shares of common stock authorized for issuance under the plan from 1,650,000 to 4,150,000 and (ii) the maximum number of shares of common stock with respect to which restricted stock awards and other stock unit awards that either require no purchase by a participant or vest on the basis of the passage of time alone that may be granted under the plan from 1,000,000 to 1,500,000. The Company’s Board of Directors adopted the amendment to the 2005 Plan on April 24, 2008, subject to approval of the amendment by the Company’s shareholders at the 2008 Annual Meeting of Shareholders. The amended 2005 Plan is attached as Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2008. A summary of the amended 2005 Plan’s terms is provided in such proxy statement and is incorporated herein by reference.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: June 16, 2008	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Senior Vice President, Corporate Development and Chief Financial Officer